QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 333-96553) pertaining to the 401(k) Plan of EarthLink, Inc. of our report dated June 25, 2003, with respect to the financial statements and schedule of the EarthLink, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                     /s/ Ernst & Young LLP

Atlanta, Georgia
June 25, 2003

12

QuickLinks

Consent of Independent Auditors